UNITED STATES SECURITIES AND EXCHANGE

                                   COMMISSION
                             Washington, D.C. 20549

                                 SCHEDULE 14C/A

                                 Amendment No. 1

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check appropriate box:

 [X] Preliminary information statement
 [ ] Confidential, for use of the Commission only (as permitted by Rule
      14c-5(d)(2)).
 [ ] Definitive information statement

                              The Finx Group, Inc.
                              --------------------

                (Name of Registrant as specified in Its Charter)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee offset as provided by Exchange Act Rule
     0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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                                       1

                              THE FINX GROUP, INC.
                           249 N. Saw Mill River Road
                               Elmsford, NY 10523


                              INFORMATION STATEMENT


                                 August 21, 2002

To the Shareholders of The Finx Group, Inc.

         This Information Statement is being furnished to the shareholders of The Finx Group, Inc. , a Delaware corporation, (the "Company") in connection with an amendment to the Company's articles of incorporation increasing the authorized number of shares of its Common Stock, par value $0.01 per share, from 50,000,000 shares to 750,000,000 shares, which has been authorized by the written consent (the "Written Consent") of the holders of a majority of the voting power of the outstanding shares of the Common Stock, par value $.01 per share of the Company (the "Common Stock"), the outstanding shares of the Series A 4% Preferred Stock, par value $.01 per share of the Company (the "Series A Preferred Stock"), and the outstanding shares of the Series B $8 Voting Redeemable Convertible Preferred Stock, par value $.01 per share of the Company (the "Series B Preferred Stock") voting together as one class of stock, in accordance with the applicable provisions of Delaware General Corporation Law.

         On July 1, 2002, the Board of Directors of the Company resolved to amend the Company's articles of incorporation to increase the authorized number of shares of its Common Stock, par value $0.01 per share from 50,000,000 shares to 750,000,000 shares, subject to shareholder approval.


         The approximate date on which this Information Statement is first being sent or given to shareholders of the Company is August 31, 2002. The Company will bear the costs of the preparation and mailing of this Information Statement.

         The Company will bear the costs of the preparation and mailing of this Information Statement which is estimated to approximate $15,000.

         WE ARE NOT ASKING YOU FOR A PROXY OR TO SIGN A WRITTEN CONSENT
            AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR CONSENT

                EQUITY OWNERSHIP OF CONTROLLING SHAREHOLDERS AND
                       RELATED ANTI-TAKEOVER CONSEQUENCES

Predecessor Company

         Fingermatrix, Inc. (the predecessor company) was formed on May 12, 1976 under the laws of the State of New York. For the period from its inception through December 1998, Fingermatrix, Inc. was in a development stage and, accordingly, Fingermatrix Inc.'s efforts and resources were directed to product and prototype development and production and planning of electronic fingerprint identification systems. Only nominal revenues were generated during this period. In 1994, Fingermatrix, Inc. filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code and Fingermatrix, Inc. operated as a debtor in possession until a Trustee was appointed in September 1995. On March 31, 1996, the Bankruptcy Court approved a Plan of Reorganization, Fingermatrix, Inc. ceased operating under the protection of the court and management of Fingermatrix Inc. was transferred from the Trustee to a Board of Directors. Due to a working capital shortage and a lack of any meaningful revenues, operations were suspended on October 15, 1997. From that time until April 1999, Fingermatrix, Inc. did not conduct any business operations other than to seek investment capital, debt financing, an entity to acquire Fingermatrix, Inc.'s business or a merger or joint venture partner.

1999 SES Merger

         On April 28, 1999, Fingermatrix consummated an Agreement and Plan of Reorganization (the "1999 SES Merger ") with The Trinity Group -I, Inc. The Trinity Group-I, Inc. is owned by Lewis S. Schiller, the Company's Chairman and Chief Executive Officer. Pursuant to the 1999 SES Merger agreement, Fingermatrix, Inc. acquired from The Trinity Group-I, Inc. all of the issued and outstanding shares of capital stock of SES Acquisition Corp. (a then wholly owned subsidiary of The Trinity Group-I, Inc.) in exchange for 85% of Fingermatrix, Inc.'s equity and voting power consisting of 10,571,607 shares of Fingermatrix, Inc.'s Common Stock and 93,654 shares of Fingermatrix, Inc.'s Series A 2% Voting Convertible Preferred Stock (convertible into 69,566,934 shares of Fingermatrix, Inc.'s Common Stock). Upon the conclusion of the 1999 SES Merger, by virtue of SES Acquisition Corp.'s ownership of all of the issued and outstanding shares of capital stock of Sequential Electronic Systems, Inc. and S-Tech, Inc. and 39.1% of the issued and outstanding shares of capital stock of FMX Corp., Fingermatrix, Inc. succeeded to the ownership of these entities which became second tier subsidiaries of Fingermatrix, Inc. The former stockholders of Fingermatrix, Inc. retained a 10% ownership interest in Fingermatrix, Inc. consisting of 9,428,393 shares of Common Stock and former creditors of Fingermatrix, Inc. received a 5% equity ownership interest consisting of 6,346 Shares of Series A 2% Voting Convertible Preferred Stock (convertible into 4,713,809 shares of Fingermatrix, Inc. Common Stock in satisfaction of $986,000 of indebtedness held by them on April 28, 1999. In September 1999, Fingermatrix, Inc. issued 1,000 shares of its Series B 4% Preferred Stock to The Trinity Group-I, Inc. The Series B 4% Preferred Stock gave The Trinity Group-I, Inc. the right to elect a majority of the Fingermatrix, Inc. Board of Directors and was issued to provide The Trinity Group-I, Inc. with, among other things, the power to resist any third-party takeover transaction.

2000 Finx Group Merger

         The Board of Directors of Fingermatrix, Inc. determined that it would be in the best interests of Fingermatrix, Inc. to reincorporate Fingermatrix, Inc. in Delaware and that such reincorporation would be accomplished through the merger of Fingermatrix, Inc. with and into its wholly-owned subsidiary, The Finx Group, Inc., a Delaware Corporation formed on June 6, 2000 (the "2000 Finx Group Merger"). On June 23, 2000, the Fingermatrix, Inc. Board of Directors approved a merger agreement between Fingermatrix, Inc. and The Finx Group, Inc., which became effective as of July 14, 2000 upon the written consent of a majority of the Fingermatrix, Inc. shareholders consisting of The Trinity Group-I, Inc. and five other shareholders. The Board of Directors fixed the close of business on June 30, 2000 as the record date for purposes of consummating the 2000 Finx Group Merger. Fingermatrix, Inc. reported the 2000 Finx Group Merger in an Information Statement under Section 14 of the Securities and Exchange Act of 1934 and on or about July 14, 2000, such Information Statement was sent to the shareholders of record as of June 30, 2000. On June 30, 2000, Fingermatrix, Inc. had 20,000,000 shares of Common Stock, 114,403 shares of Series A 2% Voting Convertible Preferred Stock (convertible into 84,978,548 shares of Common stock) and 1,000 shares of Series B 4% Preferred Stock issued and outstanding. On June 30, 2000, The Finx Group, Inc. had authorized capital stock consisting of 50,000,000 shares of Common Stock, par value $.01 per share, of which no shares were issued or outstanding and

1,000,000 shares of Series A Preferred Stock, par value $.01 per share, of which 1,000 shares were issued and outstanding and were owned by The Trinity Group-I, Inc.

         Pursuant to the 2000 Finx Group Merger, each outstanding ten shares of Fingermatrix, Inc. Common Stock was automatically converted into the right to receive one share of The Finx Group, Inc.'s Common Stock. Each outstanding share of Fingermatrix, Inc. Series A 2% Voting Convertible Preferred Stock was automatically converted into 742.8 shares of Fingermatrix, Inc. Common Stock and then each outstanding ten shares of such Fingermatrix, Inc. Common Stock was automatically converted into the right to receive one share of The Finx Group, Inc.'s Common Stock. Each outstanding share of Fingermatrix, Inc. Series B 4% Preferred Stock automatically converted into the right to receive one share of The Finx Group, Inc.'s Series A Preferred Stock. The Finx Group, Inc. Series A Preferred Stock, which is not convertible into shares of Common Stock, gave The Trinity Group-I, Inc. the right to elect a majority of The Finx Group, Inc. Board of Directors and was issued to provide The Trinity Group-I, Inc. with, among other things, the power to resist any third-party takeover transaction. The By-Laws of Fingermatrix, Inc. continued in force as the By-Laws of The Finx Group, Inc. and the directors and officers of The Finx Group, Inc. were the same as those of Fingermatrix, Inc.

The Trinity Group-I, Inc. Debt Conversion

         From April 28, 1999, the date on which The Trinity Group-I, Inc. acquired its initial controlling interest in the Company through May 7, 2001, The Trinity Group-I, Inc. has been the Company's only significant source of funding. As of May 7, 2001, The Trinity Group-I, Inc. had advanced to the Company and its subsidiaries approximately $3,700,000 in order to fund its operations and accrued and unpaid interest on such advances, calculated at an annual rate of 9%, approximated $400,000. On May 7, 2001, The Trinity Group-I, Inc. converted $1.5 million of such related party debt into 7,500,000 shares of Common Stock, representing $0.20 per share, the fair market value of the Common Stock on May 7, 2001 and converted an additional $2,000,000 of such related party debt into 20,000 shares of Series B Preferred Stock. The Series B Preferred Stock is convertible into shares of Common Stock as calculated by dividing $2,000,000 by the lowest price that the Company's shares of Common Stock have traded during the period that the Series B Preferred Stock has been outstanding. As of July 1, 2002, the Series B preferred stock can be converted into 66,666,667 million shares of Common Stock and the holders of the Series B Preferred stock are entitled to vote alongside of Common Stockholders on an if converted basis. The Company has been informed by The Trinity Group-I, Inc. of its intention to convert all of its shares of Series B Preferred Stock upon the increase in the authorized shares of Common Stock. The Trinity Group-I, Inc. is the Company's controlling shareholder and is wholly owned by Lewis S. Schiller, the Company's Chief Executive Officer and Chairman of the Board, and the transaction whereby The Trinity Group-I, Inc. converted its debt into equity securities of the Company was not consummated at arms-length.

Options and Warrants Issued to Executives

         Since April 28, 1999 Lewis S. Schiller has been the Company's Chief Executive Officer and Grazyna B. Wnuk has been the Company's Vice-President. For the entire term of their employments with the Company, Lewis S. Schiller and Grazyna B. Wnuk have voluntarily deferred payment of their salaries. As of July 1, 2002, Lewis S. Schiller's and Grazyna B. Wnuk's unpaid salaries approximated $1,125,000 and $462,500, respectively. In order to provide Lewis S. Schiller with additional compensation, the Company has issued to him options to purchase an aggregate of 750,000 shares of Common Stock which were exercised at $0.15 per share, an option to purchase 1,500,000 shares of Common Stock which were exercised at $0.04 per share and warrants to purchase an aggregate of 20,000,000 shares of Common Stock for $0.043 per share. In addition, upon the increase in the authorized shares of Common Stock, the Company intends to grant to Lewis S. Schiller options to purchase 33,000,000 shares of Common Stock for $0.04 per share and 16,000,000 shares of Common Stock for $0.15 per share. In order to provide Grazyna B. Wnuk with additional compensation, the Company has issued to her options to purchase an aggregate of 375,000 shares of Common Stock which were exercised at $0.15 per share, and a warrant to purchase an aggregate of 10,000,000 shares of Common Stock for $0.043 per share. In addition, upon the increase in the authorized shares of Common Stock, the Company intends to grant to Grazyna B. Wnuk options to purchase 3,300,000 shares of Common Stock for $0.04 per share and 1,200,000 shares of Common Stock for $0.15 per share. Lewis
S. Schiller and Grazyna B. Wnuk are the Company's only executive officers and the only members of the Company's Board of Directors and the terms pursuant to which they received their warrants and options to purchase Common Stock shares were not based on arms length negotiations.

Change of Control Provisions in Executive Employment Agreement

         The employment agreements between the Company and Lewis S. Schiller and the Company and Grazyna B. Wnuk, provide said executives with "Change of Control" benefits whereby the executives may terminate their respective employment agreements upon 90 days notice to the Company in the event of a "Change of Control" and continue to receive payment of their salaries for a period of 120 months from the date of termination. Within the employment agreements "Change of Control" is defined as the date on which the Company sells all or substantially all of its assets, sells more than 50% of the outstanding capital stock of any one or more subsidiaries, the aggregate gross revenues of which constitute 33-1/3% or more of the gross revenues of the Company on a consolidated basis, merges with or into or consolidates with any entity, issues to an independent, non-affiliated third party such number of shares of its outstanding capital stock (or equity or debt securities convertible into or exchangeable for shares of the Company's capital stock) as shall equal thirty three percent (33%) or more of its total issued and outstanding shares of capital stock unless waived in writing by the executives, or executive is removed from the Board, without cause, provided, however, that a Change of Control shall not be deemed to occur as a result of or in connection with any recapitalization or public offering of the Company's securities or the occurrence of any of the foregoing transactions which is approved by the executives. As of July 1, 2002, the change of control benefits payable to the executives would be an aggregate of $62,500 per month.

Anti-Takeover Consequences

         As a result of the aforementioned transactions, Lewis S. Schiller and The Trinity Group-I, Inc. own a controlling interest in the Company's equity. Shares of the Company's Common Stock that will be issued to The Trinity Group-I, Inc. and Lewis S. Schiller upon the date that the corporate actions described herein can be effected, will ensure that Lewis S. Schiller an1`d The Trinity Group-I, Inc. continue to own a controlling interest in the Company's equity and such control may be used by them to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent shareholders. All of the shares of The Trinity Group-I, Inc. owned by Lewis S. Schiller are pledged to an entity controlled by Carol Schiller, the wife of Lewis S. Schiller. In addition, Carol Schiller, Douglas Schiller, Linda Schiller and Blake Schiller, the adult children of Lewis S. and Carol Schiller, own interests in the Company's outstanding Common Stock. This concentration of ownership and voting rights and the change of control benefits provided in the executive employment agreements could be used to delay or prevent a change of control. In addition, Lewis S. Schiller could elect to sell all, or a substantial portion, of his equity interest in The Trinity Group-I, Inc. to a third party. In the event of such a sale by Mr. Lewis S. Schiller, such third party may be able to control the Company's affairs in the same manner that Lewis S. Schiller is able to do so by virtue of his ownership of The Trinity Group-I, Inc.


                     VOTING SECURITIES AND PRINCIPAL HOLDERS
                     ---------------------------------------


         The Board of Directors fixed the close of business on July 1, 2002 as the record date for mailing this Information Statement for the matters set forth herein, at which time 49,808,899 shares of Common Stock, 1,000 shares of Series A Preferred Stock, 20,000 shares of Series B Preferred Stock, convertible into 66,666,667 shares of Common Stock, 60,000 shares of its Series C 2% Convertible Preferred Stock, convertible into 6,000,000 shares of Common Stock (the "Series C Preferred Stock"), and 40,000 shares of its Series D 2% Convertible Preferred Stock, convertible into 4,000,000 shares of Common Stock (the "Series D Preferred Stock") were issued and outstanding. Each share of Common Stock is entitled to one vote on each matter submitted to the Company's shareholders. Each share of Series A Preferred Stock votes with the Common Stock and is entitled to one vote per share. Each share of Series B Preferred Stock votes with the Common Stock and is entitled to one vote per share of Common Stock into which it is convertible. The Series C Preferred Stock and the Series D Preferred Stock are not entitled to vote with Common Stock. The Trinity Group-I, Inc., Lewis S. Schiller and Grazyna B. Wnuk have advised the Company that they have provided a Written Consent as to all of the shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock owned by them in favor of the corporate action described. The Trinity Group-I, Inc. is wholly owned by Lewis
S. Schiller and accordingly, Mr. Schiller is the natural person considered to be the beneficial owner of The Trinity Group-I, Inc.

         Set forth below is a schedule of each class of voting securities of the Company entitled to vote on the matter set forth herein, the number of outstanding shares of each such class and number of votes to which each class is entitled.

                                                  Number of votes to
                            Number of shares          which Class is
Class of Security                outstanding                Entitled
----------------------------------------------------------------------
Common Stock                      49,808,889              49,808,889
Series A Preferred Stock(1)            1,000                   1,000
Series B Preferred Stock(2)           20,000              66,666,667
All Classes Voting Together       49,929,889             116,576,556

         Set forth below is information as of July 1, 2002, based on information provided to the Company by the individuals and entities named below, as to each person or entity owning of record or known by the Company to own beneficially, more than 5% of any class of the Company's voting securities.

                                                                            Amount and Nature of        Percent of
Title of Class                     Name and address of Beneficial Owner    Beneficial Ownership(3)          Class(4)
----------------------------------------------------------------------------------------------------------------------

  Common Stock(5)                     Lewis S. Schiller                            90,869,297                  67%
  Series A Preferred Stock            21634 Club Villa Terrace                          1,000                 100%
  Series B Preferred Stock            Boca Raton, FL 33433                             20,000                 100%

  Common Stock(6)                     The Trinity Group-I, Inc.                    69,489,297                  60%
  Series A Preferred Stock            21634 Club Villa Terrace                          1,000                 100%
  Series B Preferred Stock            Boca Raton, FL 33433                             20,000                 100%

  Common Stock(7)                     Grazyna B. Wnuk                              11,811,081                  20%
                                      21634 Club Villa Terrace
                                      Boca Raton, FL 33433

  Common Stock(8)                     Alan Risi                                    15,049,874                  25%
                                      150-38 12th Avenue
                                      Whitestone, NY 11357

         Set forth below is information as of July 1, 2002, based on information provided to the Company by the individuals and entities named below, as to each class of equity securities of the Company beneficially owned by all directors of the Company, the Company's Chief Executive Officer and the four most highly compensated executive officers, and the Company's directors and officers as a group.

                                                                            Amount and Nature of        Percent of
Title of Class                     Name and address of Beneficial Owner    Beneficial Ownership(3)          Class(4)
----------------------------------------------------------------------------------------------------------------------

  Common Stock(5)                     Lewis S. Schiller                            90,869,297                  67%
  Series A Preferred Stock            21634 Club Villa Terrace                          1,000                 100%
  Series B Preferred Stock            Boca Raton, FL 33433                             20,000                 100%

  Common Stock(6)                     Grazyna B. Wnuk                              11,811,081                  20%
                                      21634 Club Villa Terrace
                                      Boca Raton, FL 33433

  Common Stock                        Officer and directors as a group            102,705,378                  70%
  Series A Preferred Stock            (2 persons)                                       1,000                 100%
  Series B Preferred Stock                                                             20,000                 100%

-----------
(1) Pursuant to the Amended and Restated Certificate of Incorporation of the Company, the Series A Preferred Stock votes with the Common Stock and is entitled to one vote per share.

(2) Pursuant to the Amended and Restated Certificate of Incorporation of the Company, the Series B Preferred Stock votes with the Common Stock and is entitled to one vote per share of Common Stock into which it is convertible, as calculated by dividing $2,000,000 by the lowest price that the Common Stock has traded during the period that the Series B preferred stock has been outstanding which as of July 1, 2002 was $0.03 [$2,000,000 / $0.03 = 66,666,667].

(3) Unless otherwise indicated, to the Company's knowledge, all persons and entities listed above have sole voting and investment power with respect to their voting shares, except to the extent applicable law gives spouses shared authority.

(4) The "Percent of Class" is based on shares of voting stock that a person, entity or group has the right to acquire within sixty (60) days after July 1, 2002 pursuant to the exercise of outstanding warrants or options are deemed to be outstanding for the purpose of computing the percentage ownership of such person, entity or group, but are not deemed outstanding for the purpose of calculating the percentage owned by any other person, entity or group.


(5) Includes 1,380,000 shares directly owned by Lewis S. Schiller, 20,000,000 shares underlying warrants to purchase shares and 69,489,297 shares beneficially owned by The Trinity Group-I, Inc. The Trinity Group-I, Inc. is wholly owned by Lewis S. Schiller and accordingly, Mr. Schiller is the natural person considered to be the beneficial owner of The Trinity Group-I, Inc. As a result, Mr. Schiller's beneficial ownership includes 1,000 shares of Series A Preferred Stock, 20,000 shares of Series B. Preferred Stock and 69,489,297 shares of Common Stock owned by The Trinity Group-I, Inc. which are the same shares presented in the table as beneficially owned by The Trinity Group-I, Inc. None of the shares of Series A Preferred Stock, Series B Preferred Stock or Common Stock are held jointly by The Trinity Group-I, Inc and Mr. Schiller.

(6) Includes 2,822,630 shares directly owned by The Trinity Group-I, Inc. and 66,666,667 shares from the assumed conversion of the Series B preferred stock. The Trinity Group-I, Inc. exchanged $2,000,000 of debt for 20,000 shares of Series B preferred stock. The Series B preferred stock is convertible into such shares as calculated by dividing $2,000,000 by the lowest price that the Common Stock trades during the period that the Series B preferred stock is outstanding which was $0.03 as of June 30, 2002 [$2,000,000 / $0.03 = 66,666,667]. Excludes 875,000 shares that were transferred by The Trinity Group-I, Inc. to be used as collateral by Orion Telecom Operating Corporation, an unrelated company. The Trinity Group-I, Inc. is wholly owned by Lewis S. Schiller and accordingly, Mr. Schiller is the natural person considered to be the beneficial owner of The Trinity Group-I, Inc.

     As a result, all of the shares of Series A Preferred Stock, Series B Preferred Stock and Common Stock presented in the table as beneficially owned by The Trinity Group-I, Inc. are also included in the table as shares beneficially owned by Mr. Schiller. None of the shares of Series A Preferred Stock, Series B Preferred Stock or Common Stock are held jointly by The Trinity Group-I, Inc and Mr. Schiller.


(7) Includes 1,811,081 shares directly owned by Grazyna B. Wnuk and 10,000,000 shares underlying a warrant to purchase shares.

(8) Includes 5,049,874 shares directly owned by Alan Risi, 6,000,000 shares underlying the Series C Preferred Stock and 4, 000,000 shares underlying the Series D Preferred Stock.

                                    DILUTION
                                    --------


         The following table sets forth information which presents the dilution of the Common Stock that would occur upon the approval of the increase in authorization by the shareholders. The information presented assumes (i) the immediate conversion of the Series B, C and D Preferred Stock; (ii) the immediate exercise of outstanding warrants to purchase common stock; and (iii) the immediate grant and exercise of stock options. The information presented does not include the dilutive effects that would occur upon the conversion and exercise of the Series E and F Preferred Stock, as such shares are not immediately issuable upon the shareholder approval of the increased authorization. Information is as of July 1, 2002 and presents separately, based on information provided to the Company by the individuals and entities named below, as to each person or entity owning of record or known by the Company to own beneficially, more than 5% of the Company's Common Stock and all other Common Stock holders as a group.


                                                                                                        Percent of
                                                                                       Common               Common
                                                Common             Percent of           Stock                Stock
                                                 Stock           Common Stock       Ownership          Outstanding
                                             Ownership            Outstanding     Immediately          Immediately
                                          Prior to the           Prior to the    After to the            After the
                                             Increased              Increased       Increased            Increased
Beneficial Owner                         Authorization          Authorization   Authorization        Authorization
-------------------------------------------------------------------------------------------------------------------

Lewis S. Schiller                            4,202,630 (1)             10.85%      99,869,297 (2)         54.66%

The Trinity Group-I, Inc.                    2,822,630                  7.29%      69,489,297 (3)         38.03%

Grazyna B. Wnuk                              1,811,081                  4.67%      13,311,081 (4)          7.28%

Alan Risi                                    5,049,874                 13.03%      15,049,874 (5)          8.24%

Consultant's Stock Options                           -                      -      15,750,000 (6)          8.62%

All other shareholders as a group           38,745,314                 71.45%      38,745,314             21.20%

-----------
    (1) Includes 1,380,000 shares of Common Stock directly owned by Lewis S. Schiller, and 2,822,630 shares of Common Stock owned by The Trinity Group-I, Inc., a company wholly-owned by Lewis S. Schiller.

    (2) Includes 1,380,000 shares of Common Stock directly owned by Lewis S. Schiller, 2,822,630 shares of Common Stock owned by The Trinity Group-I, Inc., assumes the conversion of the Series B Preferred Stock owned by The Trinity Group, Inc. into 66,666,667 shares of Common Stock, assumes the exercise of warrants to purchase 20,000,000 shares of Common Stock, and assumes the exercise of a stock option to purchase 9,000,000 shares of Common Stock.

    (3) Includes 2,822,630 shares of Common Stock directly owned by The Trinity Group-I, Inc., and assumes the conversion of the Series B Preferred Stock owned by The Trinity Group, Inc. into 66,666,667 shares of Common Stock.

    (4) Includes 1,811,081 Common Stock shares directly owned by Grazyna B. Wnuk, assumes the exercise of warrants to purchase 10,000,000 shares of Common Stock, and assumes the exercise of a stock option to purchase 1,500,000 shares of Common Stock.

    (5) Includes 5,049,874 shares of Common Stock directly owned by Alan Risi, assumes the conversion of the Series C Preferred Stock owned by Alan Risi into 6,000,000 shares of Common Stock, and assumes the conversion of the Series D Preferred Stock owned by Alan Risi into 4,000,000 shares of Common Stock.

    (6) Assumes the exercise of stock options to purchase 15,750,000 shares of Common Stock.

                  INCREASE IN AUTHORIZED SHARES OF COMMON STOCK
                  ---------------------------------------------

         The Board of Directors approved, subject to Shareholders approval, an amendment to the Company's articles of incorporation to increase the authorized number of shares of its Common Stock, par value $0.01 per share from 50,000,000 shares to 750,000,000. The Board of Directors approved the increase in authorized Common shares because, in its opinion, the best interests of the Company will be served. By written consent, holders of shares having in excess of 50% of the total voting power of all outstanding voting shares consented in writing to the adoption of the amendment.

Reasons for Increase in Authorized Shares of Common Stock

         The Company requires additional shares of its Common Stock in order to
(i) continue efforts to obtain equity financings from the proposed sale of convertible preferred stock; (ii) to provide compensation in the form of option grants to its executive employees and key consultants; (iii) to facilitate the conversion of its existing convertible preferred stock; (iv) to reserve shares for outstanding warrants to purchase Common Stock; and (v) provide sufficient shares for other corporate purposes as such needs may arise. Once the increased authorization is approved, the Board may issue shares without further shareholder action. The following describes the Company's currently planned uses for its Common Stock and the funding that may be received if such equity issuances occur. It is possible that the Company will have to re-evaluate the uses of its Common Stock in the near term based on negotiations that may occur with regards to any potential funding source(s) or any of its key consultants. The Company does not have any firm funding commitments and has no assurance that any funding, if obtained, will be in the amounts proposed herein. Furthermore, the Company has no assurance that if the proposed securities that carry exercise provisions are issued, that the holders of such securities will exercise such securities, and to the extent that such securities are not exercised, the Company would not receive the proposed proceeds from any such exercise.

Proposed Equity Funding


         The Company has not obtained any firm commitments for any equity or debt financing and can give no assurance as to when, or if, any such funding will occur. The Company believes that, when and if it obtains any meaningful funding from an investor, such potential investor would receive securities representing a significant ownership in the Company's then outstanding capital stock.

         One such potential investor is Orion Technology Holding, Inc., an unaffiliated third party. The Company has not obtained any firm commitments for such funding from Orion Technology Holding, Inc. and can give no assurance as to when, or if, any such funding will occur. On May 16, 2002, the Company entered into a memorandum of understanding with Orion Technology Holding, Inc. with respect to Orion Technology Holding, Inc. making a $10,000,000 capital investment in the Company and a $5,000,000 loan for the benefit of the Company in exchange for (i) an equity security(s) representing 33.33% of the Company's outstanding Common Stock on the date of the investment; (ii) a right to 12% of the common stock in the subsidiaries of the Company at a price to be determined; and (iii) the right to appoint two to three members to the Board of Directors. In order to provide Orion Technology Holding, Inc. with the aforementioned 33.33% equity interest in the Company for the aforementioned $10,000,000 capital investment, the Company intends, among other things, to (i) designate and sell to Orion Technology Holding,

Inc. 10,000 shares of Series E Convertible Preferred Stock, convertible into 10,000,000 shares of Common Stock, for $1,000,000; (ii) designate and sell to Orion Technology Holding, Inc. 90,000 shares of Series F Convertible Preferred Stock, convertible into 90,000,000 shares of Common Stock, for $9,000,000; and
(iii) issue to Orion Technology Holding, Inc. a senior subordinated debenture in the amount of $5,000,000. In addition, the Company would (i) give Orion Technology Holding, Inc. an option to purchase 23,300,000 shares of Common Stock for $0.04 per share and an option to purchase 15,500,000 shares of Common Stock for $0.15 per shares. In the event Orion Technology Holding, Inc. exercised all such options, the aggregate proceeds to the Company would be $3,257,000. Based on the Company's discussions with Orion Technology Holding, Inc., the earliest date that any such funding could occur is August 31, 2002, if ever.

         In the event that a funding pursuant to the memorandum of understanding with Orion Technology Holdings, Inc. is consummated, the $5,000,000 loan would be in the form of a subordinated debenture, would bear annual interest at Citibank Prime plus 1% and would be interest only for year one, principal and interest in years two through five and a balloon payment at the end of year five. The Series E Convertible Preferred Stock and Series F Convertible Preferred Stock have not been authorized by the Company's Board of Directors and will not be authorized for the purposes stated herein until such time, if ever, that the potential funding with Orion Technology Holding, Inc. is consummated. Pursuant to the memorandum of understanding with Orion Technology Holding, Inc., the rights and preferences of the Series E Convertible Preferred Stock would include the following: (i) voting rights whereby the Series E Convertible Preferred Stock shareholders would vote with the common shareholders and would be entitled to cast such number of votes per share of Series E Preferred Stock as are equal to the number of shares of Common Stock issuable upon conversion of the Series E Preferred Stock; (ii) liquidation rights equal to $100 per share; and (iii) conversion features whereby each share of the Series E Preferred Stock could be converted into 1,000 shares of Common Stock and would be immediately converted upon availability of underlying common shares. Pursuant to the memorandum of understanding with Orion Technology Holding, Inc., the rights and preferences of the Series F Convertible Preferred Stock would include the following: (i) voting rights if actions are to be taken related to a merger, acquisition or reincorporation, whereby the Series F Convertible Preferred Stock shareholders would vote on such matters with the common shareholders and would be entitled to cast such number of votes per share of Series F Preferred Stock as are equal to the number of shares of Common Stock issuable upon conversion of the Series F Preferred Stock; (ii) liquidation rights equal to $100 per share;
(iii) conversion features whereby every 3 months from the date sufficient Common Stock shares are available, 7,500 shares of Series F Preferred Stock could be converted into 1,000 shares of Common Stock each; (iv) dividends at an annual rate of 1% per share; and (v) the right to nominate 2 members to the to the board of directors if the board consists of five members in total and the right to nominate 3 members to the board of directors if the board consists of seven members. Because the Series E Preferred Stock and Series F Preferred Stock shares are entitled to vote along with Common Stock shares on an "if converted basis", the voting rights of the existing Common Stock shareholders would be diluted by 100,000,000 votes in the event that the Series E Preferred Stock and Series F Preferred Stock shares are issued.

         The Company is a holding company and holds controlling investments in its subsidiaries that currently operate, or intend to operate, in four distinct business segments which are identified as (i) Electro-Mechanical and Electro-Optical Products; (ii) Specialized Vending Machines and Avionics Equipment; (iii) Security Systems; and (iv) Software Development. Substantially all of the holding Company's assets, consisting of its investments in its subsidiaries and receivables due from its subsidiaries for funds advanced to them, are eliminated in its consolidated financial statements. As a result, substantially all of the Company's assets and operations, as reported in the Company's financial statements, are the consolidated assets and operations of its subsidiaries. None of the Companies subsidiaries are publicly traded and the Company has control in all of its subsidiaries through ownership of a majority of the subsidiaries' common stock and ownership of all of the subsidiaries' preferred stock. The preferred stock of the subsidiaries owned by the Company gives it the right to elect a majority of the directors of all of its subsidiaries. In the event that the Company is able to consummate the proposed funding transaction with Orion Technology Holding, Inc., the Company would be obligated to issue to Orion Technology Holding, Inc. shares of its subsidiaries common stock representing 12% of the subsidiaries then outstanding common stock. If the Company transfers 12% of its subsidiaries common equity, the Company would continue to have control of such subsidiaries and such subsidiaries would continued to be included in the Company's consolidated results of operations. However, such transfer of the subsidiaries common equity would increase minority interest whereby any future income of the Company's subsidiaries would reduce, by 12%, the amount of income attributable to the Common Stock shareholders of the Company.

         In the event the transaction with Orion Technology Holding, Inc. is consummated, and no assurance is given that it will be consummated, the proceeds from such funding would be used to (i) make payments on existing trade payable obligations of the Company and it is subsidiaries; (ii) provide working capital for the ongoing operations of the Company and its subsidiaries; and (iii) be reserved for future acquisitions. Until such time as any such funding is consummated, if ever, the Company has not identified specific uses for such funds other than those described in the immediately preceding sentence.

Convertible Preferred Stock Issued in Exchange for Related Party Debt

         From April 28, 1999, the date on which The Trinity Group-I, Inc. acquired its initial controlling interest in the Company through May 7, 2001, The Trinity Group-I, Inc. has been the Company's only significant source of funding. As of May 7, 2001, The Trinity Group-I, Inc. had advanced to the Company and its subsidiaries approximately $3,700,000 in order to fund its operations and accrued and unpaid interest on such advances, calculated at an annual rate of 9%, approximated $400,000. On May 7, 2001 The Trinity Group-I, Inc. converted $1.5 million of such related party debt into 7,500,000 shares of Common Stock, representing $0.20 per share, the fair market value of the Common Stock on May 7, 2001 and converted $2 million of related party debt owed to it by the Company, into 20,000 shares of its Series B $8 Voting Convertible Redeemable Preferred Stock (the Series B Preferred Stock").

         The Series B Preferred Stock provides for (i) dividends at an annual rate of $8 per share; (ii) voting rights whereby the holders of the Series B. Preferred Stock are entitled to vote together with the Common Stock, as if the Common Stock and the Series B Preferred Stock were a single class; whereby, in all matters, the holders of the Series B Preferred Stock shall have the right to cast such number of votes per share of Series B Preferred Stock as are equal to the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock based on the conversion rate per share of Common Stock on the record date for determining shareholders entitled to vote; (iii) redemption in whole or in part at the option of the Company's Board of Directors at the rate of $100 per share of Series B Preferred Stock, plus all accrued dividends thereon, whereby in the event that the holders of the Series B Preferred Stock is a board member on any date on which the Company's Board of Directors vote on whether to redeem such shares, such holder is prohibited to vote on such matter;
(iv) liquidation preferences whereby, in the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of the Series B Preferred Stock shall be entitled to receive $100 per share, plus all accrued and unpaid dividends, before any payment or distribution upon dissolution, liquidation or winding up shall be made on any series or class of capital ranking junior to the Series B Preferred Stock as to such payment or distribution, and after all such payments or distributions have been made on any series or class of capital stock ranking senior to the Series B Preferred Stock, whereby the Series B Preferred Stock is senior to Common Stock and the Series A Preferred Stock and is junior to the Series C and D Preferred Stock; and (v) conversion into shares of Common Stock as calculated by dividing $2,000,000 by the lowest price that the Company's shares of Common Stock have traded during the period that the Series B Preferred Stock has been outstanding. As of July 1, 2002, the Series B preferred stock can be converted into 66,666,667 million shares of Common Stock and accrued and unpaid dividends on the Series B Preferred Stock amounted to $240,000.

         The Company has been informed by The Trinity Group-I, Inc. of its intention to convert all of its shares of Series B Preferred Stock upon the increase in the authorized shares of Common Stock. The Trinity Group-I, Inc. will be exchanging the Series B Preferred Stock shares for Common Stock shares which do not have the aforementioned preferences as to dividends and liquidation but do have the same voting rights. Because the Series B Preferred Stock shares are entitled to vote along with Common Stock shares on an "if converted basis", the voting rights of the existing Common Stock shareholders will not be further diluted upon such conversion.

Convertible Preferred Stock Issued to Obtain an Exclusive Distribution Agreement

         On August 11, 1999, the Company formed Secured Portal Systems, Inc., pursuant to which the Company owns a controlling interest in Secured Portal System's Inc. as represented by its ownership of 89% of Secured Portal System's Inc. common stock and 100% of its preferred stock, which gives the Company the right to elect a majority of its board of directors. On September 13, 1999, Secured Portals entered into an exclusive distribution agreement with GIL Security Systems, Inc. GIL Security Systems, Inc. is engaged in the manufacture and sale of security entrance systems for use as a security device by a variety of customers at airports, federal buildings, court houses, embassies, correctional facilities, schools, governmental operations, department stores and other retail outlets. GIL Security Systems, Inc. is a subsidiary of Georal International, Ltd. and holds all world-wide rights related to the intellectual property related to the GIL security systems, including trademarks, patents and technology, as licensed to it by Alan J. Risi, the controlling owner of both GIL Security Systems, Inc. and Georal International, Ltd. The exclusive distribution agreement gives Secured Portal Systems, Inc. distribution rights for the sale of GIL Security System's, Inc. security entrance systems to certain categories of customers. The products covered by the exclusive distribution agreement includes all of GIL Security System's, Inc. products that existed on September 13, 1999 and all products developed during the term of the exclusive distribution agreement, including all models of the GIL-2001 security door. The categories of customers covered by the exclusive distribution agreement include the United States Treasury Department, the United States Central Intelligence Agency and all other United States Government intelligence agencies, the United States National Security Agency, the United States Defense Intelligence Agency, the United States Department of the Navy, the United States Air Force, the United States Army, all United States Federal Courts and all United States Embassies, all department stores and retail stores located in the United States (including all retail stores located in foreign countries which are part of a retail store chain which is based in the United States), the Government of Israel, NCR Corp. and Sun Microsystems, Inc. The exclusive distribution agreement commenced on September 1, 1999 and had an initial expiration date of August 31, 2004 which was later extended to August 31, 2009.

         On September 13, 1999, as an inducement to obtain the exclusive distribution agreement and in exchange for 1,000,000 common stock shares of GIL Security Systems, Inc., the Company's predecessor, Fingermatrix, Inc., issued to Alan J. Risi, 14,134 shares of Fingermatrix, Inc.'s Series A preferred stock, convertible into 10,498,735 shares of Fingermatrix, Inc.'s common stock which on July 14, 2000 were exchanged for 1,049,874 shares of The Finx Group, Inc.'s common stock pursuant to the 2000 Finx Group Merger in an Information Statement under Section 14 of the Securities and Exchange Act of 1934. On the initial date that the exclusive distribution agreement was entered into, the GIL 2001 security door had not been certified by the U.S. State Department and no sales channel pipeline had been developed and the underlying costs of the shares issued were nominally valued.

         On February 21, 2002, the exclusive licensing agreement for the Georal security systems was amended whereby the categories of customers was expanded to include all financial institutions around the world and whereby Secured Portal System's Inc. received a right of first refusal to be the exclusive distributor for sales to any governmental body in the world which is not currently included in the exclusive licensing agreement as a protected customer. As consideration for the amendment entered into on February 21, 2002, the Company issued to Alan Risi 40,000 shares of its Series D 2% Convertible Preferred Stock (the "Series D Preferred Stock") which are convertible into 4,000,000 shares of the Company's Common Stock. The Series D Preferred Stock provides for (i) dividends at an annual rate of 2% per share; (ii) no voting rights except as otherwise required by law; (iii) no redemption rights; (iv) liquidation preferences whereby, in the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of the Series D Preferred Stock shall be entitled to receive $1 per share, plus all accrued and unpaid dividends, before any payment or distribution upon dissolution, liquidation or winding up shall be made on any series or class of capital ranking junior to the Series D Preferred Stock as to such payment or distribution, and after all such payments or distributions have been made on any series or class of capital stock ranking senior to the Series D Preferred Stock, whereby the Series D Preferred Stock is senior to Common Stock and the Series A and B Preferred Stock and is junior to the Series C Preferred Stock; and (v) conversion into shares of Common Stock whereby each share of the Series D Preferred Stock may be converted into 100 shares of Common Stock and are automatically converted at such date as there becomes available, sufficient shares of Common Stock to execute such conversion. As of July 1, 2002 accrued and unpaid dividends on the Series D Preferred Stock amounted to $400. Upon conversion, Alan Risi will be exchanging the Series D Preferred Stock shares for Common Stock shares which do not have the aforementioned preferences as to dividends and liquidation. Because the Series D Preferred Stock shares are not entitled to vote along with Common Stock shares, the voting rights of the existing Common Stock shareholders will be diluted upon the conversion of the Series D Preferred Stock by 4,000,000 votes.

         On May 16, 2002, the exclusive licensing agreement for the Georal security systems was further amended whereby the exclusive distribution agreement was expanded to give Secured Portal System's Inc. exclusive world wide sales and marketing rights, for the term of the agreement extending to all casinos, malls, stadiums, office buildings and high rises. As consideration for the amendment entered into on May 16, 2002, the Company issued to Alan Risi 60,000 shares of its Series C 2% Convertible Preferred Stock (the "Series C Preferred Stock") which are convertible into 6,000,000 shares of the Company's Common Stock. The Series C Preferred Stock provides for (i) dividends at an annual rate of 2% per share; (ii) no voting rights except as otherwise required by law; (iii) no redemption rights; (iv) liquidation preferences whereby, in the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of the Series C Preferred Stock shall be entitled to receive $1 per share, plus all accrued and unpaid dividends, before any payment or distribution upon dissolution, liquidation or winding up shall be made on any series or class of capital ranking junior to the Series C Preferred Stock as to such payment or distribution, and after all such payments or distributions have been made on any series or class of capital stock ranking senior to the Series C Preferred Stock, whereby the Series C Preferred Stock is senior to Common Stock and the Series A B and C Preferred Stock; and (v) conversion into shares of Common Stock whereby each share of the Series C Preferred Stock may be converted into 100 shares of Common Stock and are automatically converted at such date as there becomes available, sufficient shares of Common Stock to execute such conversion. As of July 1, 2002 accrued and unpaid dividends on the Series D Preferred Stock amounted to $300. Upon conversion, Alan Risi will be exchanging the Series C Preferred Stock shares for Common Stock shares which do not have the aforementioned preferences as to dividends and liquidation. Because the Series C Preferred Stock shares are not entitled to vote along with Common Stock shares, the voting rights of the existing Common Stock shareholders will be diluted upon the conversion of the Series C Preferred Stock by 6,000,000 votes.

         The terms of the agreements that the Company entered into to obtain the expansion of the exclusive licensing agreements pursuant to which the Series C and D Preferred Stock were issued, were the result of arms-length negotiations between the Company and Alan J. Risi, the controlling owner of both GIL Security Systems, Inc. and Georal International, Ltd. The expansions to the exclusive licensing agreements were valued based on the shares of Common stock into which the Series C and D Preferred Stock are convertible, which using the Black-Scholes Option Valuation formula amounted to $1.1 million.

Stock Options Issuable Pursuant to a Management and Investment Banking Agreement

         On April 2, 2002, the Company entered into a one year Management and Investment Banking Agreement with vFinance Investments, Inc., and is currently negotiating an amendment to such agreement. Pursuant to the existing Management and Investment Banking Agreement, vFinance Investments Inc. is performing financial advisory and investment banking services to the Company and in consideration for such services vFinance Investments, Inc. is to receive $7,500 a month for the term of the agreement (of which $15,00 has been paid) and is to receive a warrant to purchase 2,000,000 shares of Common Stock for $0.01 per share and a warrant to purchase 1,000,000 shares of Common Stock for $0.35 per share. In the event that the proposed amendment to the Management and Investment Banking Agreement is consummated, the Company would not be required to make any further monthly payments beyond the $15,000 which has already been paid and vFinance Investments, Inc. will receive an option to purchase 7,500,000 shares of Common Stock for $0.04 per share instead of a warrant to purchase 2,000,000 shares for $0.01 per share and an option to purchase 5,000,000 shares of Common Stock for $0.15 per share instead of a warrant to purchase 1,000,000 shares for $0.35 per share. In the event vFinance Investments, Inc. exercised all such options, the Company would receive aggregate proceeds of $1,050,000.

         The services to be performed by vFinance Investments, Inc. pursuant to the Management and Investment Banking Agreement would not be modified by the proposed amendment to such agreement and are as followings:

1. Financial Advisory Services - vFinance Investments, Inc. is providing the Company with capital market advice and working with the Company's management in creating market awareness of the Company and its stock, and in the organization and sponsorship of its investor presentations. vFinance Investments, Inc. is providing advice to the Company pertaining to stock buy back plans, stock splits or dividends and other related plans as they pertain the Company's stock price and liquidity. At the request of the Company's management, vFinance Investments, Inc. will attend shareholder and Board of Director meetings to make presentations.

2. Assessment - vFinance Investments, Inc. has provided the Company with an assessment of its business, operations, strategies and current target markets. The assessment highlighted current market conditions and other contributing factors that would likely influence the Company's ability to successfully pursue the current course of business.

3. Fairness Opinion - vFinance Investments, Inc. will provide the Company with a fairness opinion with respect to potential transactions that the Company may contemplate.

4. Information Memorandum - vFinance Investments, Inc. is working with the Company's management to become educated with the Company's intended business, operations, strategies and current target markets and is assisting the Company's management in the preparation of an Information Memorandum that will articulate business opportunities, a business model and investment opportunities. The Information Memorandum will reflect the future business of the Company, detail the Company's strategic position, and define requirements and terms for potential financings. The Information Memorandum will describe potential distribution channels, market potential, marketing strategies, a description of key technologies, organizational structure and financial projections.

5. Mergers, Acquisitions and Investments - vFinance Investments, Inc. is researching market opportunities, identifying potential mergers, acquisitions and investors and will model and structure any potential financing transactions and will work with the Company's management to close such transactions.

         vFinance Investments, Inc. has exclusive rights to conduct substantive discussion with any potential investors, acquirers or joint venture partners on behalf of the Company, whether such discussion is initiated by vFinance Investments, Inc. or otherwise. In the event that the Company consummates a financing during the twelve month term of the Management and Investment Banking Agreement and for a twelve month period after the termination of the agreement, vFinance Investments, Inc. is entitled to a fee of 10% of the proceeds of any such transaction and the right to receive a such number of warrants that would be negotiated prior to the consummation of any such transaction. In the event that the proposed amendment to the Management and Investment Banking Agreement is consummated, vFinance Investments, Inc. would not be entitled to 10% of the proceeds from a financing transaction that was consummated with a funding source that vFinance Investments, Inc. did not initiate.

         Pursuant to the Management and Investment Banking Agreement, in the event that the Company enters into any transaction resulting in a change of control of the Company that is initiated by vFinance Investments, Inc. during the twelve month term of the Management and Investment Banking Agreement and for a twelve month period after the termination of the agreement, vFinance Investments, Inc. is entitled to receive a percentage of the total consideration received on any such transaction equal to 6% of the first $2,000,000 of total consideration received, plus 5% of the next $2,000,000 of total consideration received, plus 4% of the next $2,000,000 of total consideration received, plus 3% of the next $2,000,000 of total consideration received, plus 2% of any amount of total consideration in excess of $8,000,000.

Stock Purchase Warrants Held by the Company's Executive Officers

         Since April 28, 1999 Lewis S. Schiller has been the Company's Chief Executive Officer and Grazyna B. Wnuk has been the Company's Vice-President. For the entire term of their employments with the Company, Lewis S. Schiller and Grazyna B. Wnuk have voluntarily deferred payment of their salaries. As of July 1, 2002, Lewis S. Schiller's and Grazyna B. Wnuk's unpaid salaries approximated $1,125,000 and $462,500, respectively. In order to provide its executives with additional compensation, on April 16, 2002, the Company issued to Lewis S. Schiller a warrant to purchase 10,000,000 million shares of common stock at $0.043 per share, the fair market value at date of issuance, and 10,000,000 million shares of common stock at $0.001, subsequently adjusted to $0.043 per share, the fair market value at date of issuance and issued to Grazyna B. Wnuk, Vice-President, a warrant to purchase 10,000,000 shares of common stock at $0.043 per share, the fair market value at date of issuance. The Company intends to reserve 30,000,000 shares of its common stock for the future exercise of these warrants. The warrant issued to Lewis S. Schiller and Grazyna B. Wnuk contain cashless exercise provisions which may result in compensation expense equal to the amount by which the fair market value of such underlying shares of common stock exceeds the exercise price of such warrants and will be calculated for each future reporting period for which the warrants remain outstanding. In the event that all of such warrants were exercised and the cashless exercise provision was not utilized, the Company would receive an aggregate of $1,290,000 in exercise proceeds upon the issuance of 30,000,000 shares of Common Stock. In the event that all of such warrants were exercised utilizing the cashless exercise provision, no cash proceeds would be received by the Company and the number of Common Stock shares to be issued would be calculated as follows [(shares exercised x (fair market value on date of exercise - exercise price)) / fair market value on date of exercise]. Lewis S. Schiller and Grazyna B. Wnuk are the Company's only executive officers and the only members of the Company's Board of Directors and the terms pursuant to which they received their warrants to purchase Common Stock shares were not based on arms length negotiations.

Stock Options to Be Issued to the Company's Executive Officers

         Since April 28, 1999 Lewis S. Schiller has been the Company's Chief Executive Officer and Grazyna B. Wnuk has been the Company's Vice-President. For the entire term of their employments with the Company, Lewis S. Schiller and Grazyna B. Wnuk have voluntarily deferred payment of their salaries. As of July 1, 2002, Lewis S. Schiller's and Grazyna B. Wnuk's unpaid salaries approximated $1,125,000 and $462,500, respectively. In order to provide its Chief Executive Officer with additional compensation, the Company intends to grant to Lewis S. Schiller an option to purchase 9,000,000 shares of Common Stock for $0.04 per share, exercisable upon issuance, an option to purchase 24,000,000 shares of Common Stock for $0.04 per share and an option to purchase 16,000,000 shares of Common Stock for $0.15 per share. In the event Lewis S. Schiller exercised all such options, the Company would receive aggregate proceeds of $3,720,000. In order to provide its Vice-President with additional compensation, the Company intends to grant to Grazyna B. Wnuk an option to purchase 1,500,000 shares of Common Stock for $0.04 per share, exercisable upon issuance, an option to purchase 1,800,000 shares of Common Stock for $0.04 per share and an option to purchase 1,200,000 shares of Common Stock for $0.15 per share. In the event Grazyna B. Wnuk exercised all such options, the Company would receive aggregate proceeds of $312,000. Lewis S. Schiller and Grazyna B. Wnuk are the Company's only executive officers and the only members of the Company's Board of Directors and the terms pursuant to which they may receive options to purchase Common Stock shares will not be based on arms length negotiations.

Stock Options to Be Issued to Consultants

         The Company does not currently have the funds to pay consulting fees to its key non-employee consultants. As an inducement to retain the services of its key non-employee consultants, the Company intends to issue to them, options to purchase an aggregate of 15,750,000 shares of Common Stock for $0.04 per share, exercisable upon issuance. In the event the consultants exercised all such options, the Company would receive aggregate proceeds of $630,000. The terms of the proposed options that may be issued to the Company's key non-consultants were the result of negotiations between the Company's management and the consultants.

Stock Options to Be Issued to Future Employees

         The Company recognizes the need to attract qualified employees to conduct the business operations of the Company. Currently the Company utilizes its two executive employees and key consultants to conduct its business operations. The Company believes that, if it obtains funding sufficient to, among other things, provide appropriate levels of compensation, appropriate levels of directors and officers liability insurance and appropriate benefit packages, it will be in a position to search for qualified individuals for permanent positions within the Company. In anticipation of the hiring of future officers and employees, the Company intends to attract such individuals by issuing to them options to purchase an aggregate of 26,600,000 shares of Common Stock for $0.04 per share and 17,750,000 shares of Common Stock for $0.15 per share. In the event the future employees exercised all of such options, the Company would receive aggregate proceeds of $3,726,500. The terms of the proposed options that may be issued to future employees of the Company were determined by the Company's management and are terms that the Company believes will attract qualified employees.

Summary of Proposed Equity Issuances

         The following table presents a pro forma capitalization of the Company which assumes that all of the previously discussed issuances occur and assumes that all equity instruments with conversion or exercise provisions have been converted or exercised.

------------------------------------------------------------------------------------------------
                                                                        Fully
                                                                       Diluted
                                          Preferred                     Common      Conversion
Title of Equity Instrument to be           Shares       Conversion      Stock       or Exercise
Issued                                     Issued          Rate        Shares          Price
------------------------------------------------------------------------------------------------
Common Stock outstanding                                              49,808,890
Series B Preferred Stock                   20,000         3,333       66,666,667
Series C Preferred Stock                   60,000           100        6,000,000
Series D Preferred Stock                   40,000           100        4,000,000
Series E Preferred Stock                   10,000         1,000       10,000,000         $0.10
Series F Preferred Stock                   90,000         1,000       90,000,000         $0.10
Stock Options                                                        109,450,000         $0.04
Stock Options                                                         55,450,000         $0.15
Warrants held by Lewis S. Schiller                                    20,000,000        $0.043
Warrants held by Grazyna B. Wnuk                                      10,000,000        $0.043
------------------------------------------------------------------------------------------------
Totals                                                               421,375,557
------------------------------------------------------------------------------------------------

                            MARKET FOR COMMON EQUITY
                            ------------------------

         The Company's Common Stock is traded on the National Association of Securities Dealers, Inc.'s Over the Counter Bulletin Board ("OTC Bulletin Board") under the symbol "FXGP". The following table sets forth, for the periods indicated, the quarterly range of the high and low closing bid prices per share of our Common Stock as reported by the OTC Bulletin Board Trading and market services. Such bid quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                                                  Bid Prices
                                                  ----------
       Current period from                  High              Low
                                            ----              ---
         July 1, 2002 to
          July 19, 2002                     $0.12            $0.04

       Quarter ended
         September 30, 2001                 $0.87            $0.26
         December 31, 2001                  $0.72            $0.38
         March 31, 2002                     $0.99            $0.08
         June 30, 2002                      $0.23            $0.03

       SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
       ------------------------------------------------------------------

         A significant number of the Common Stock shares to be authorized herein are intended to be reserved for the future conversion of outstanding options and warrants to purchase Common Stock shares. The following table provides aggregated information regarding outstanding warrants that existed as of July 1, 2002 and the stock options that are proposed herein.

Equity Compensation Plan Information Table

-------------------------------------------------------------------------------------------------------------------------
                                                                                                Number of securities
                                                                                              remaining available for
                                 Number of securities to be                                    future issuance under
                                  issued upon exercise of      Weighted average exercise     equity compensation plans
                                    outstanding options,          price of outstanding         (excluding securities
                                    warrants and rights       options, warrants and rights    reflected in column (a))
Plan Category                               (a)                           (b)                           (c)
-------------------------------------------------------------------------------------------------------------------------
Equity compensation plans
approved by security
holders                                          --                         --                           --
------------------------------- ----------------------------- ----------------------------- -----------------------------
Equity compensation plans
not approved by security
holders                                 194,900,000                      $0.07                           --
------------------------------- ----------------------------- ----------------------------- -----------------------------
Total                                   194,900,000                      $0.07                           --
------------------------------- ----------------------------- ----------------------------- -----------------------------

         The aggregated information in the preceding Equity Compensation Plan Information Table includes outstanding warrants to purchase 30,000,000 share of Common Stock at $0.043 per share, the fair value on the date of issuance. The warrants were not issued pursuant to a plan and represent individual compensation arrangements provided by the Company to its two executive officers. Since April 28, 1999 Lewis S. Schiller has been the Company's Chief Executive Officer and Grazyna B. Wnuk has been the Company's Vice-President. For the entire term of their employments with the Company, Lewis S. Schiller and Grazyna
B. Wnuk have voluntarily deferred payment of their salaries. As of July 1, 2002, Lewis S. Schiller's and Grazyna B. Wnuk's unpaid salaries approximated $1,125,000 and $462,500, respectively. In order to provide its executives with additional compensation, on April 16, 2002, the Company issued to Lewis S. Schiller a warrant to purchase 10,000,000 million shares of common stock at $0.043 per share, the fair market value at date of issuance, and 10,000,000 million shares of common stock at $0.001, subsequently adjusted to $0.043 per share, the fair market value at date of issuance and issued to Grazyna B. Wnuk, Vice-President, a warrant to purchase 10,000,000 shares of common stock at $0.043 per share, the fair market value at date of issuance. The warrants issued to Lewis S. Schiller and Grazyna B. Wnuk contain cashless exercise provisions. In the event that all of such warrants were exercised utilizing the cashless exercise provision, no cash proceeds would be received by the Company and the number of Common Stock shares to be issued would be calculated as follows [(shares exercised x (fair market value on date of exercise - exercise price)) / fair market value on date of exercise].

         The aggregated information in the preceding Equity Compensation Plan Information Table includes shares of Common Stock underlying the options that the Company plans to issue pursuant to a proposed stock option plan. The Company intends to adopt a stock option plan in order to secure long-term relationships for the Company and its stockholders, from the benefits arising from capital stock ownership by the Company's Consultants, Advisors, Employees and Directors, who can help in the company's growth and success and to provide an effective means of compensation for such persons and entities providing services to the Company in lieu of cash payments therefor. Pursuant to the proposed option plan, the Company intends to issue options to purchase an aggregate of 26,250,000 shares of Common Stock for $0.04 per share, which will vest immediately, options to purchase an aggregate of 83,200,000 shares of Common Stock for $0.04 per share, some of which may have vesting periods of up to five years, and options to purchase an aggregate of 55,450,000 shares of Common Stock for $0.15 per share, some of which may have vesting periods of up to five years.

                        RIGHTS OF DISSENTING SHAREHOLDERS

         Pursuant to Delaware General Corporate Law, any shareholder of the Company who objects to the amendment of the articles of incorporation will not have any right to receive from the Company the fair value of his, her or its shares. Under the Delaware General Corporate Law, any provision of the certificate of incorporation of The Finx Group may be amended by approval of the board of directors and the affirmative vote of a majority of the voting power of the outstanding shares entitled to vote thereon; provided, that any amendment which affects the rights of the holders of any class or series of capital stock must be approved by the holders of a majority of the shares of such class or series.

                       By Order of the board of directors


                       Lewis S. Schiller
                       Chairman of the Board

August 21, 2002